EXHIBIT 10.2

                 FIRST AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT


                    This First Amendment to Term Loan and Security Agreement (the "First Amendment") is made and entered into as of September 27, 1996, by and between Congress Financial Corporation (Central) ("Lender") and Keystone Consolidated Industries, Inc. ("Borrower").

                                      RECITALS


          A. Borrower and Lender are parties to that certain Term Loan And Security Agreement dated as of December 30, 1993 ("the Term Loan Agreement"). Capitalized terms used and not otherwise defined in this Agreement are used as they are defined in the Term Loan Agreement.

          B. Borrower has requested and Lender has agreed that Lender will relend to Borrower the amortized principle payments which have been made under the prior term loan and establish a new amortization schedule for the full term loan, all upon the terms and subject to the conditions set forth in this First Amendment.

                    NOW,  THEREFORE,   in  consideration   of  the   mutual
          conditions and agreements  set forth herein,  and for other  good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Revised Term Loan Agreement.  Subject to, and upon the terms
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              and  conditions  contained  herein  and  in  the  Term   Loan
              Agreement, Lender agrees to lend to Borrower, within two (2) business days of the Effective Date of this First Amendment, the principal amount of $10,549,656, representing the full payments received to date on the Term Loan, such that, as of the date of such advance, the total principal amount of the Term Loan shall equal $20,000,000 (such increased loan being referred to herein as the "Reloaded Term Loan"; after the disbursement thereof, all references to the Term Loan shall be deemed to refer to such Reloaded Term Loan).

          2.  Scheduled Principal Payments.  Except as provided in Sections
              ----------------------------

              2.3 and 8.2(b) of the Term Loan Agreement, the principal amount of the Reloaded Term Loan shall be due and payable in 38 equal monthly payments of $277,777 due on October 1, 1996 and on the first day of each month thereafter and final payment of the remaining principal balance due on December 31, 1999.

          3.  Use Of Proceeds.  Borrower shall use the principal amount of
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              the Reloaded Term Loan to reduce the principal amount of  the
              Revolving Loans (as defined in the Revolving Loan Agreement).




          4.  Representations And  Warranties.   Borrower  represents  and
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              warrants that this First Amendment constitutes a legal, valid
              and  binding  obligation  enforceable  against  Borrower   in
              accordance with its terms.

          5.  Reference To And Effect Upon The Term Loan Agreement.
              ----------------------------------------------------


              5.1. Upon the  effectiveness of  this First  Amendment,  each reference in the Term Loan Agreement to "the Agreement," "hereunder," "hereof," "herein," or words of like import, shall mean and be a reference to the Term Loan Agreement, as amended hereby.

              5.2. Except as  specifically amended  hereby, the  Term  Loan
                   Agreement shall remain in full force and effect and is hereby ratified and confirmed.

              5.3. The execution, delivery and effectiveness of this  First
                   Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Term Loan Agreement, nor constitute a waiver of any provision of the Term Loan Agreement.

          6.  Governing Law.  This First Amendment shall be governed by and
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              construed in accordance  with the laws  and decisions of  the
              State of Illinois.




          7.  Section Titles.  The section titles  contained in this First
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              Amendment are  and shall  be  without substance,  meaning  or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          8.  Partial Invalidity.  If any provision of this First Amendment
              ------------------

              is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this First Amendment as a whole but this First Amendment shall be construed as though it did not contain the particular provision held to be invalid or enforceable and the rights and obligations of the parties hereto shall be construed and enforced only to such extent as shall be permitted by applicable law.

          9.  Counterparts.  This  First Amendment may  be executed in  any
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              number of counterparts, each such counterpart constituting an original but all together constitute one and the same instrument.

          10. Effectiveness.  This First Amendment shall immediately become
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              effective upon the date  ("Effective Date") when: (i)  Lender
              has  received  duly  executed  counterparts  of  this   First
              Amendment from Borrower; (ii) the satisfaction of (or waiver by Lender) all conditions precedent contained in Section 4.1 of the Revolving Loan and Security Agreement by and between
              Lender  and   Acquisition   Subsidiary,  Inc.,   a   Delaware
              corporation and wholly owned subsidiary of Lender, and  (iii)



              the satisfaction of (or waiver by Lender) all conditions contained in Article II of the First Amendment to Amended and Restated Revolving Loan and Security Agreement dated as of the date hereof, by and between Lender and Borrower.



          11. Effect; Ratification.  The  amendments set forth  herein are
              --------------------

              effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to
              (i) be a consent to any amendment, waiver or modification of any other term or condition of the Term Loan Agreement or
              (ii) prejudice any right or rights that Lender may now have or may have in the future under or in connection with the Term Loan Agreement. Each reference in the Term Loan Agreement to "this Agreement", "herein", "hereof" and words of like import shall mean the Term Loan Agreement as amended hereby. This First Amendment shall be construed in connection with and as part of the Term Loan Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Term Loan Agreement, except as herein amended or waived, are hereby ratified and confirmed and shall remain in full force and effect.

                    IN WITNESS WHEREOF, Borrower has caused these presents to be duly executed and delivered as of the day and year first above written.

                                        Borrower

                                        KEYSTONE  CONSOLIDATED  INDUSTRIES,
          INC.


                                        By:



                                        Title:

                                        CHIEF EXECUTIVE OFFICE:
          Accepted and Agreed:

          CONGRESS FINANCIAL CORPORATION (CENTRAL)


          By:
          Title:

          Address:
          100 S. Wacker Drive
          Suite 1940
          Chicago, Illinois 60606